                                                                   EXHIBIT 10.22

                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT is entered into as of February 6, 1996 by and between H. F. Ahmanson & Company, a Delaware corporation ("Employer"), and ("Executive").

                                  WITNESSETH:

          WHEREAS, Executive and Employer have entered into an Amended and
Restated Employment Agreement dated as of                     , (the "Prior
Agreement"); and

          WHEREAS, Employer desires to obtain the benefit of continued services by Executive, and Executive desires to continue to render services to the Employer; and

          WHEREAS, the Compensation Committee of the Board of Directors of the Employer (the "Board") has determined that it is in the Employer's best interest and that of its stockholders to recognize the substantial contribution that Executive has made and is expected to continue to make to the Employer's business and to retain his services in the future; and

          WHEREAS, the Employer and Executive desire to terminate and supersede the Prior Agreement and to set forth in this Agreement the terms and conditions of Executive's continued employment with the Employer;

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the Employer and Executive agree as follows:

          1.   EMPLOYMENT.  The Employer agrees that Executive will be employed
               ----------
by the Employer or by one or more of the Employer's subsidiary corporations to render the services specified herein upon the terms and conditions and for the compensation herein provided, and Executive agrees to be so employed and to render the services as specified. All compensation paid to Executive by the Employer or any subsidiary of the Employer, and all benefits and perquisites received by Executive from the Employer or any of its subsidiaries, will be aggregated in determining whether Executive has received the compensation and benefits provided for herein.

          2.   TERM OF EMPLOYMENT.
               ------------------

               (a)  End of Term.  The term of the employment of Executive
                    -----------
hereunder will be for the period commencing on the date of this Agreement and ending on the earliest of:

                    (i) months after notice of termination is given by the Employer to Executive;

                   (ii) the date of termination of Executive's employment by Executive at his election and without "Good Reason" (as defined in Section 8 hereof), it being understood that Executive shall not be liable for damages or breach of contract on account of any such termination by Executive pursuant to this clause (ii);

                  (iii) the date of termination of Executive's employment by the Employer for "Cause" (as defined in Section 7 hereof) or by the Employer without Cause in accordance with Section 8 or by Executive for Good Reason pursuant to
Section 8 (including any termination authorized by Section 9(c));

                   (iv) the earlier of Executive's sixty fifth (65th) birthday or the date of Executive's voluntary retirement in accordance with the Employer's plans and policies;

                    (v) the date of Executive's death; or

                   (vi) the Disability Effective Date (as that term is defined in Section 5 hereof) following Executive's Disability (as that term is defined in Section 5 hereof).

It is understood that at each and every moment of time the remaining term of
employment hereunder shall be            years, unless earlier terminated in
accordance with the provisions of this Section 2.

                 (b)  Date of Termination.  As used herein the term "Date of
                      -------------------
Termination" means (i) if Executive's employment is terminated by the Employer pursuant to clause (i) of Section 2(a) hereof, the date that is months after the date of Executive's receipt of the notice of termination or any later date specified therein, as the case may be, (ii) if Executive terminates his employment at his election and without Good Reason pursuant to clause (ii) of Section 2(a), the date of the Employer's receipt of the notice of termination from Executive or any later date specified therein, as the case may be, (iii) if Executive's employment is terminated by the Employer for Cause or by the Employer without Cause pursuant to Section 8, or by Executive for Good Reason, fifteen (15) days after the date of receipt of the notice of termination by Executive or the Employer, respectively, or any later date specified therein, as the case may be, (iv) if Executive's employment terminates by reason of Executive's voluntary retirement, the date that such retirement becomes effective in accordance with the Employer's plans and policies; and (v) if Executive's employment is terminated by reason of death or Disability, the date of death of Executive or the Disability Effective Date (as that term is defined in Section 5 hereof).

          3.   SERVICES TO BE RENDERED; EXCLUSIVITY.
               ------------------------------------

               (a)  Service and Location.  The services to be rendered by
                    --------------------
Executive hereunder are set forth in Schedule I attached hereto and by this reference incorporated herein, which includes a description and, if applicable, a title of Executive's position or positions with the Employer and/or its subsidiaries under this Agreement and which specifies his reporting responsibilities. During the term of Executive's employment under this Agreement, the Employer shall not assign to Executive any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status specified in Schedule I hereto, or adversely change (from Executive's perspective) Executive's reporting responsibilities, position or title specified in Schedule I or take any other action which results in a material diminution in such position, authority, duties or responsibilities. Executive shall perform such services at the Employer's principal executive offices in Irwindale, California or in such other place in reasonable proximity to Irwindale, California to which the Employer's principal executive offices may be relocated; provided, however, that Executive agrees to perform a reasonable
              --------  -------
amount of services on behalf of the Employer outside of the Los Angeles area
(which amount may not exceed, at any time during the                      months
following a Change in Control (as hereinafter defined in Section 9(b)), fifteen
(15) calendar days in any calendar quarter); and provided, further, that during
                                                 --------  -------
the                      months following a Change in Control the Employer shall
not be entitled to relocate its principal executive offices to a site that is more than thirty (30) miles from Irwindale, California without regard to whether such site would be considered to be within reasonable proximity of Irwindale, California.

               (b)  Full Time Efforts.  During the term of this Agreement and
                    -----------------
excluding any periods of vacation, family or sick leave or holidays to which Executive is entitled, Executive shall devote his full business time and energy to the business, affairs and interests of the Employer and its subsidiaries, and matters related thereto, and shall use his reasonable best efforts and ability to promote the interests of the Employer and its subsidiaries. Executive agrees that he will diligently endeavor to promote the business, affairs and interests of the Employer and its subsidiaries and perform services contemplated hereby in accordance with the policies established by the Board from time to time. Executive agrees to serve without additional remuneration in such senior executive capacities for one or more direct or indirect subsidiaries of the Employer as the Employer may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitations under applicable law and indemnification on the same terms as Executive is indemnified by Employer. The failure of Executive to discharge an order or perform a function because Executive reasonably and in good faith believes such would violate a law or regulation or be dishonest shall not be deemed a breach by him of his obligations or duties hereunder and shall not entitle the Employer to terminate this Agreement pursuant to any of its provisions.

               (c) Certain Permissible Activities.  Executive may serve as a
                   ------------------------------
director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of the Employer or any of its subsidiaries provided that such service is expressly approved by the Employer in writing. Executive may (i) make and manage personal business investments of his choice, (ii) teach at educational institutions and deliver lectures, and (iii) serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, in each such case without seeking or obtaining approval by the Employer so long as such activities and service do not materially interfere or conflict with the performance of his duties hereunder. It is agreed that to the extent that the Employer shall have approved any service of Executive pursuant to the first sentence of this Section 3(c) prior to a Change in Control Date (as hereinafter defined in Section 9), or to the extent that Executive may have engaged in activities pursuant to the second sentence of this Section 3(c) prior to such Change in Control Date, the continued conduct of such activities or the conduct of activities similar in nature and scope thereto during the months subsequent to such Change in Control Date shall be permissible and not in violation of any provisions of this Agreement and such Employer approval may not be revoked or limited in any material respect during the months following such Change in Control Date.

          4.   COMPENSATION AND BENEFITS.
               -------------------------

               (a) Base Salary.  The Employer agrees that Executive will be paid
                   -----------
for his services under this Agreement a salary at the annual rate of at least
$         , payable in periodic installments not less frequently than monthly in accordance with the Employer's normal salary payment dates for executives. Such salary as in effect from time to time is referred to herein as Executive's "Base Salary."

               (b) Additional Benefits.  Executive shall also be entitled during
                   -------------------
the term of this Agreement to all rights and benefits for which he is otherwise eligible under any bonus plan, stock option plan, stock purchase plan, participation or extra compensation plan, pension plan, supplemental executive retirement plan, deferred compensation plan, profit-sharing plan, life, medical and dental insurance policy, director and officer liability insurance plan or indemnification program, vacation, sick leave, family leave and holiday program or plan, or plans that confer the use of automobiles or condominiums (and pay the related expenses thereof) or that pay for club membership fees or tax or financial counseling or other plans or benefits, in any such case, which the Employer or any of its subsidiaries (i) may provide for Executive or (ii) provided Executive is eligible to participate therein, may provide generally to officers of the Employer who are of a similar class and station as those of Executive or (iii) may provide to employees (collectively, "Additional Benefits"). This Agreement shall not affect adversely (from the perspective of Executive) the provisions of any other compensation, retirement or other benefit program or plan of the Employer or any of its subsidiaries and shall not be considered to be a guarantee that Executive will receive any awards or other benefits under any plans, policies or arrangements which are performance-related.

               (c) Expense Reimbursement.  Executive will be entitled to receive
                   ---------------------
reimbursement from the Employer for all reasonable travel, entertainment and other business expenses incurred by Executive on behalf of the Employer.

               (d) Office and Support Staff.  During the period of Executive's
                   ------------------------
employment under this Agreement, the Employer shall furnish Executive with an office or offices of a size and with furnishings and other appointments, and exclusive secretarial and other assistance, suitable for Executive's position and responsibilities and no less favorable to Executive than those provided to the Employer's officers who are of a similar class and station as those of Executive. In the event of a Change in Control, the office or offices and the furnishings and appointments therein, and the secretarial and other assistance, provided to Executive during the remaining term of this Agreement shall be at least equal to the most favorable of the foregoing provided to Executive at any time preceding the Change in Control Date or, if more favorable to Executive, as provided generally at any time after the Change in Control Date to other senior officers of the Employer and its subsidiaries who are of a similar class and station as those of Executive.

               (e) Biennial Review; Limitations on Reductions.  The Board shall
                   ------------------------------------------
review Executive's Base Salary and Additional Benefits then being paid and provided to him not less frequently than biennially in the light of Executive's services for the preceding period, the responsibilities which attend his office and duties hereunder, the profitability and progress of the Employer and its subsidiaries and concurrent salaries and benefits then being paid to others holding similar positions. Following such review, the Employer may increase the Base Salary and/or Additional Benefits paid or provided to Executive, but may not decrease the Base Salary or any of the Additional Benefits from the then existing levels; provided, however, that the Employer shall have the right to
                 --------  -------
reduce one or more Additional Benefits in conjunction with a corollary reduction of such benefits applicable to all of the Employer's officers who are of a similar class and station as those of Executive. Any increase in Executive's Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement.

          5.   TERMINATION UPON DISABILITY.
               ---------------------------

               (a) Continuation of Benefits upon Disability.  If Executive
                   ----------------------------------------
becomes totally unable to perform his duties because of any Disability (as hereinafter defined in this Section 5) during the term of his employment hereunder, Executive's full-time employment hereunder shall terminate effective on the thirtieth (30th) day after Executive's receipt of written notice of termination from the Employer (such thirtieth (30th) day being referred to herein as the "Disability Effective Date"). In addition to the payments specified in Section 6 hereof, in the event of termination of Executive's employment pursuant to this Section 5, the Employer shall continue to pay or provide Executive the following:

                   (i) until the earliest to occur of Executive's death,
Executive's 65th birthday,            years after the Disability Effective Date
or the date of Executive's return to full-time employment hereunder pursuant to
Section 5(e) (such earliest day being referred to herein as the "Disability Termination of Benefits Date"), Base Salary at the rate applicable to Executive immediately prior to the Disability Effective Date, with such payments of Base Salary to be made in conformity with payments of Base Salary to Executive prior to the Disability Effective Date (as the same may be modified to comply with changes in applicable law after the date of such termination);

                  (ii) cash bonuses under the Employer's Executive Short-Term Incentive Plan (the "Short-Term Plan") as in effect on Executive's Disability Effective Date concurrent with the payment of bonuses to the Employer's other senior executives (whether or not such payment is before the Disability Termination of Benefits Date) with respect to each fiscal year of the Employer or other bonus period (each a "Bonus Period") ending on or prior to the first anniversary of the Disability Termination of Benefits Date, determined using the dollar amount of Executive's target bonus award (which is currently 80% of Executive's "Target Award Guideline" [determined without taking into consideration company performance and without adjustment based on individual performance] multiplied by his Base Salary ["Target Bonus Amount"]) in effect on Executive's Disability Effective Date with bonuses for any partial Bonus Period calculated pro rata based on the number of full weeks during the Bonus Period prior to the earlier to occur of the end of such Bonus Period and the Disability Termination of Benefits Date.

                 (iii) until the Disability Termination of Benefits Date, medical, dental and other insurance and welfare type Additional Benefits which were applicable to Executive immediately prior to the Disability Effective Date (including, without limitation, medical, dental, life and disability insurance and the Employer's Executive Medical Reimbursement Plan), each such benefit to be continued in a manner no less favorable to Executive than the benefit to which he was entitled immediately prior to the Disability Effective Date; provided,
                                                                    --------
however, that if the Disability Termination of Benefits Date occurs due to
-------
Executive's death during the                      months after the Disability
Effective Date, the Employer shall continue to pay or provide medical, dental and other insurance and welfare type benefits, on the basis described in this clause (iii), to Executive's family members who were covered for such benefits immediately prior to Executive's death for the balance of such month period;

                  (iv) until the Disability Termination of Benefits Date, a continuation of vesting of all unvested awards theretofore granted by the Employer to Executive under the Employer's 1989 Contingent Deferred Compensation Plan (the "Deferred Plan") and all unvested restricted stock, stock options and stock appreciation rights granted by the Employer to Executive, such vesting to occur in accordance with the terms of each such grant as in effect on the Disability Effective Date and upon the assumption that no termination of employment had occurred provided, however, that if the Disability Termination of
                        --------  -------
Benefits Date occurs due to Executive's death during the
months immediately after the Disability Effective Date or if a Change in Control occurs prior to the Disability Termination of Benefits Date, such vesting shall include any vesting which would occur upon Executive's death or a Change in Control during employment with the Employer; and provided, further, that, if and
                                                 --------  -------
to the extent further vesting is prohibited by the terms of any one or more of such grants or otherwise, Executive shall be entitled to in-lieu cash payments from the Employer on each date (each a "Vesting Date") when vesting would have occurred absent such termination, but in no event beyond the Disability Termination of Benefits Date, equal to (A) the fair market value of restricted stock that would have otherwise vested on such Vesting Date, (B) the spread on such Vesting Date between the exercise price and fair market value of stock subject to stock options or stock appreciation rights that would have otherwise vested on such Vesting Date, and (C) Executive's interest in his Accounts under the Deferred Plan that would have vested on such Vesting Date; and provided,
                                                                   --------
further, that if, prior to the Disability Termination of Benefits Date, it is or
-------
becomes impossible on any date to continue to calculate any future in-lieu cash payments based on such continuation of vesting, Executive shall thereupon be entitled immediately to the additional vesting which would normally have
occurred during such                      month period following the Disability
Effective Date with respect to the affected type of in-lieu cash payments described under (A), (B) or (C) above and shall be entitled immediately to receive payment of the amount specified under (A), (B) or (C) for such type of in-lieu cash payments based on such additional vesting as of such date; and

                   (v) until the Disability Termination of Benefits Date, if Executive is a participant in such plans on Executive's Disability Effective Date, a continuation of crediting of additional years of Cumulative Service (for all purposes, including for purposes of accrual and vesting of benefits) under the Employer's Supplemental Executive Retirement Plan and Senior Supplemental Executive Retirement Plan (collectively, the "SERP") in accordance with the terms of the SERP and upon the assumption that no termination of employment had occurred; provided, however, that if the Disability Termination of Benefits Date
          --------  -------
occurs due to Executive's death during the                      months
immediately after the Disability Effective Date or if a Change in Control occurs prior to the Disability Termination of Benefits Date, such continuation shall include any further accrual and vesting which would occur upon Executive's death or a Change in Control during employment with the Employer; and

                  (vi) a pro rata cash award under the Employer's Executive
                         --- ----
Long-Term Incentive Plan (the "Long-Term Plan") as in effect on Executive's Disability Effective Date concurrent with the first payment of any corresponding cash awards to the Employer's other senior executives (whether or not such payment is before the Disability Termination of Benefits Date) with respect to each performance measurement cycle (as that term is defined in the Long-Term Plan, a "Performance Measurement Cycle") that had commenced but had not been completed prior to Executive's Disability Effective Date, which pro rata cash
                                                                --- ----
award shall be determined based on the number of full months that Executive participated in the Long-Term Plan during each Performance Measurement Cycle prior to the Disability Effective Date using Executive's target cash award (which is currently 80% of the cash award half of Executive's "Target Award Guideline") without adjustment based on individual performance, multiplied by
(y) the actual company performance percentage for each Performance Measurement Cycle (calculated using company performance for the calendar quarters during each Performance Measurement Cycle that Executive participated in the Long-Term
Plan) and (z) his Base Salary, (such resulting product, "Target Cash Award") in effect on the Disability Effective Date under the Long-Term Plan.

               (b)   Offset for Insurance, etc.  The obligations of the Employer
                     -------------------------
to pay Executive, pursuant to this Section 5, Base Salary and bonus amounts following his Disability shall be reduced prospectively to the extent that Executive receives payment of amounts under any salary continuation or similar feature contained in any disability insurance policy covering Executive or under any salary continuation or similar feature under Social Security or any similar federal, state or local program. In addition, any medical, dental and other insurance and welfare type Additional Benefits to be provided by the Employer pursuant to clause (iii) of Section 5(a) shall be secondary to any similar benefits provided by Social Security, Medicare, any private insurance maintained by or covering Executive or any other similar plan or program covering Executive. Executive shall provide to the Employer upon written request from time to time a certification as to the types and amounts of the benefits referred to in the first two sentences of this Section 5(b) received by Executive or to which he is entitled.

               (c) Substitution of Benefits.  If Executive's full-time services
                   ------------------------
are terminated due to his Disability and Executive is entitled under the terms of this Agreement to, but is no longer eligible under the relevant Plan for, Additional Benefits because of such termination, Executive (or in the event of
his death prior to the date that is                      months after the
Disability Effective Date, his designated Beneficiaries (as hereinafter defined in Section 6)) shall be entitled to, and the Employer shall provide, to the extent provided in this Agreement, benefits substantially equivalent to such Additional Benefits to which Executive was entitled immediately prior to his Disability and shall do so for the period during which he remains entitled to receive such Additional Benefits as provided in this Section 5. With respect to the continuation of such benefits, Executive (or such Beneficiaries) shall also be paid by the Employer an amount which, after federal, state, local or other income or other taxes on such amount, shall reimburse Executive (or his Beneficiaries) for any additional tax liabilities incurred by Executive (or any such Beneficiary) by reason of the receipt of such benefits after the termination of, rather than during the term of, his employment under this Agreement.

               (d) Partial Disability.  In the event of a partial Disability of
                   ------------------
Executive, it is understood that Executive will provide such part-time services as may be consistent with the nature and extent of such Disability and his position, duties, responsibilities and status specified in Schedule I, the Employer shall not be entitled to terminate Executive's employment hereunder as a result of such partial Disability, and the terms and conditions of this Agreement shall remain in full force and effect after such partial Disability.

               (e) Definition of Disability.  As used in this Agreement, the
                   ------------------------
term "Disability" means the failure of Executive to render for six (6) consecutive calendar months, or for shorter periods aggregating one hundred thirty (130) or more business days in any twelve (12) month period, the services contemplated by this Agreement which a physician selected by the Employer or its insurers and reasonably acceptable to Executive or Executive's legal representative determines is due to mental or physical illness or injury.

               (f) Return from Disability.  If and to the extent Executive
                   ----------------------
recovers from any such Disability, he will resume his duties and responsibilities hereunder partially or fully to the extent of his recovery, and the term of Executive's employment under this Agreement shall be reinstated as if Executive's employment had not been terminated pursuant to Section 5(a) hereof.

          6.   PAYMENTS AND BENEFITS UPON TERMINATION OF EMPLOYMENT FOR ANY
               ------------------------------------------------------------
REASON.  On the Date of Termination of Executive's employment under this
------
Agreement for any reason whatsoever, Executive's Base Salary hereunder will cease thereafter to accrue except as specifically provided in Sections 5 or 8 and Executive (or in the event of his death, his designated beneficiaries, his personal representative, or the executor or administrator of his estate (his "Beneficiaries")) will be entitled to such rights and benefits under the Employer's compensation and benefit plans, policies and arrangements in which Executive is then a participant as may be provided for under such plans, policies and arrangements (which shall not be modified adversely to Executive or his Beneficiaries after his Date of Termination). In addition, the Employer shall:

               (a) pay and deliver to Executive (or, in the event of his death, to his Beneficiaries) not later than ten (10) days after his Date of Termination or such later date as Executive or such Beneficiaries may request in writing, all amounts of money and all stock or other property owed to him by the Employer as of the Date of Termination, including but not limited to his accrued Base Salary, any amounts payable in lieu of accrued vacation, amounts payable to him under any expense reimbursement plans or policies for expenses incurred through the Date of Termination, the amount of the bonus due under the Short-Term Plan or Long-Term Plan to Executive for any Bonus Period or Performance Measurement Cycle of the Employer that ended prior to the Date of Termination which remained unpaid on the Date of Termination and any compensation previously deferred by Executive and any accrued interest on earnings on such deferred compensation to the extent not previously paid to Executive;

               (b) cause the trustee of any trusteed plan of the Employer to pay and deliver, and the Employer shall pay and deliver under any similar non-trusteed plan of the Employer, to Executive (or, in the event of his death, to his Beneficiaries), at the earliest practicable date after payments become due, all money, stock and other property which such plans require to be paid or delivered or are otherwise payable or deliverable to him after the termination of his employment;

               (c) continue to insure Executive (or, in the event of his death, his Beneficiaries) with respect to his activities as a director, officer or employee of the Employer or any of its subsidiaries, for a period of years after such Date of Termination, under such policies of director and officer liability insurance as Employer shall provide for its senior officers generally; provided, however, that if a Change in Control shall have occurred
           --------  -------
prior to such Date of Termination or shall thereafter occur, such policies of insurance shall be no less favorable to Executive than such policies as may have been in effect for Executive at any time during the one hundred twenty (120) day period immediately preceding the Change in Control Date; and

               (d) continue to honor such rights to indemnification as Executive (or, in the event of his death, his Beneficiaries) may be entitled pursuant to any plan of indemnification or indemnification agreement in effect at the Date of Termination.

          7.   TERMINATION OF EMPLOYMENT BY EMPLOYER FOR CAUSE.
               -----------------------------------------------

               (a) Definition of Cause.  The Employer may terminate Executive's
                   -------------------
employment under this Agreement if the termination is for Cause upon compliance with the requirements of Section 7(b) hereof. For purposes of this Agreement, the Employer shall have "Cause" to terminate Executive's employment hereunder if, and only if, any of the following shall occur:

                   (i) Executive's conviction by a court of competent jurisdiction or entry of a plea of nolo contendere for an act on Executive's part constituting a felony and resulting or intended to result directly or indirectly in demonstrably material injury to the Employer or any of its affiliates or substantial gain or personal enrichment to Executive at the expense of the Employer or any of its affiliates; or

                  (ii) a willful breach by Executive of any provisions of this Agreement if such breach results in demonstrably material injury to the Employer.

               (b) Procedural Requirements.  Executive's employment hereunder
                   -----------------------
shall not be subject to termination for Cause without: (i) reasonable notice to Executive setting forth the reasons for Employer's intention to terminate and specifying the particulars thereof in detail, (ii) an opportunity for Executive to cure any such breach, if possible, within fifteen (15) days after receipt of such notice, (iii) an opportunity for Executive, together with his counsel, to be heard before the Board, and (iv) delivery to Executive of a notice of termination stating that at least two-thirds of the authorized number of Employer's directors have found that Executive was guilty of conduct set forth in Section 7(a) and specifying the particulars thereof in detail. Any such termination will be effective upon fifteen (15) days' prior written notice to Executive.

          8.   TERMINATION OF EMPLOYMENT BY EXECUTIVE FOR GOOD REASON OR BY
               ------------------------------------------------------------
EMPLOYER WITHOUT CAUSE.
----------------------

               (a) Definition of Good Reason.  Executive may terminate his
                   -------------------------
employment under this Agreement and all of his obligations hereunder to the Employer accruing after the date of such termination (other than his obligations under Section 8(e), 8(f) 9(f), 11 and 12), if the termination is for "Good Reason," which for purposes of this Agreement is defined as:

                   (i) failure by the Employer to perform any of its obligations hereunder (including, but not limited to, Employer's obligations under Sections 3 and 4) other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by Executive; or

                  (ii) failure to reelect or removal of Executive as a member of the Employer's Board of Directors or its Executive Committee, if Executive is now or hereafter becomes such a member.

Any such termination will be effective upon fifteen (15) days' prior written notice from Executive to the Employer.

               (b) Employer's Termination Without Cause.  The Employer may
                   ------------------------------------
terminate Executive's employment under this Agreement without Cause (as defined in Section 7 hereof) by written notice to Executive. Any such termination shall become effective upon fifteen (15) days' prior written notice from the Employer to Executive.

               (c) Compensation and Benefits Upon Section 8 Termination.  In
                   ----------------------------------------------------
addition to the payments specified in Section 6 hereof, in the event of termination of Executive's employment pursuant to this Section 8, the Employer shall continue to pay or provide to Executive the following:

                   (i) until the earliest to occur of the date that is
                      months after such Date of Termination, Executive's 65th birthday, or Executive's death (such earliest date being referred to herein as the "Section 8 Termination of Benefits Date"), Base Salary at the rate applicable to Executive immediately prior to his Date of Termination, with such payments of Base Salary to be made in conformity with payments of Base Salary to Executive prior to such termination (as the same may be modified to comply with changes in applicable law after the date of such termination);

                  (ii) cash bonuses under the Short-Term Plan as in effect on Executive's Date of Termination concurrent with the payment of bonuses to the Employer's other senior executives (whether or not such payment is before the Section 8 Termination of Benefits Date) with respect to each Bonus Period ending on or prior to the first anniversary of the Section 8 Termination of Benefits Date, determined using Executive's Target Bonus Amount in effect on Executive's Date of Termination with bonuses for any partial Bonus Period calculated pro rata based on the number of full weeks during the Bonus Period prior to the earlier to occur of the end of such Bonus Period and the Section 8 Termination of Benefits Date.

                 (iii) until the Section 8 Termination of Benefits Date, medical, dental and other insurance and welfare type Additional Benefits which were applicable to Executive immediately prior to such Date of Termination (including, without limitation, medical, dental, life and disability insurance and Executive Medical Reimbursement Plan), each such benefit to be continued in a manner no less favorable to Executive than the benefit to which he was entitled immediately prior to such termination; provided, however, that if the
Section 8 Termination of Benefits Date occurs due to Executive's death during
the                      months after the Date of Termination, the Employer
shall continue to pay or provide medical, dental and other insurance and welfare type benefits, on the basis described in this clause (iii), to Executive's family members who were covered for such benefits immediately prior to
Executive's death for the balance of such                      month period;

                  (iv) until the Section 8 Termination of Benefits Date, a continuation of vesting of all unvested awards granted by the Employer to Executive under the Deferred Plan and all unvested restricted stock, stock options, stock appreciation rights granted by the Employer to Executive, such vesting to occur in accordance with the terms of each such grant as in effect on the Date of Termination and upon the assumption that no termination of employment had occurred; provided, however, that if the Section 8 Termination of
                         --------  -------
Benefits Date occurs due to Executive's death during such
month period immediately after the Date of Termination or a Change of Control occurs prior to the Section 8 Termination of Benefits Date, such vesting shall include any vesting which would occur upon Executive's death or a Change in Control during employment with the Employer; and provided, further, that, if and
                                                 --------  -------
to the extent further vesting is prohibited by the terms of any one or more of such grants or otherwise, Executive shall be entitled to in-lieu cash payments from the Employer on each date (each, a "Vesting Date") when vesting would have occurred absent such termination, but in no event beyond the Section 8 Termination of Benefits Date, equal to (A) the fair market value of restricted stock that would have otherwise vested on such Vesting Date, (B) the spread on such Vesting Date between the exercise price and fair market value of stock subject to stock options or stock appreciation rights that would have otherwise vested on such Vesting Date, and (C) Executive's interest in his Accounts under the Deferred Plan that would have vested on such Vesting Date; and provided,
                                                                   --------
further, that if, prior to the Section 8 Termination of Benefits Date, it is or
-------
becomes impossible on any date to continue to calculate any future in-lieu cash payments based on such continuation of vesting, Executive shall thereupon be entitled immediately to the additional vesting which would normally have occurred during such month period following the Date of Termination with respect to the affected type of in-lieu cash payments described under (A), (B) or (C) above and shall be entitled immediately to receive payment of the amount specified under (A), (B) or (C) for such type of in-lieu cash payments based on such additional vesting as of such date; and

                   (v) until the Section 8 Termination of Benefits Date, a continuation of crediting of additional years of Cumulative Service (for all purposes, including for purposes of accrual and vesting of benefits) under the SERP in accordance with the terms of the SERP and upon the assumption that no termination of employment had occurred; provided, however, that if the Section 8
                                        --------  -------
Termination of Benefits Date occurs due to Executive's death during the months immediately after the Date of Termination or if a Change in Control occurs prior to the Section 8 Termination of Benefits Date, such continuation shall include any further accrual and vesting which would occur upon Executive's death or a Change in Control during employment with the Employer; and

                  (vi) a pro rata cash award under the Long-Term Plan concurrent
                         --- ----
with the first payment of any corresponding cash awards to the Employer's other senior executives (whether or not such payment is before the Section 8 Termination of Benefits Date) with respect to each Performance Measurement Cycle that had commenced but had not been completed prior to Executive's Date of Termination, which pro rata cash award shall be determined based on the number
                   --- ----
of full months that Executive participated in the Long-Term Plan during each Performance Measurement Cycle prior to such Date of Termination using Executive's Target Cash Award in effect on the Date of Termination under the Long-Term Plan.

               (d) Substitution of Benefits.  If Executive's employment is
                   ------------------------
terminated pursuant to this Section 8 and Executive is entitled under the terms of this Agreement to, but is no longer eligible under the relevant plan for, Additional Benefits because of such termination, Executive (or in the event of his death, his designated Beneficiaries) shall be entitled to, and the Employer shall provide, to the extent provided in this Agreement, benefits substantially equivalent to such Additional Benefits to which Executive was entitled immediately prior to such termination and shall do so for the period during which he remains entitled to receive such Additional Benefits as provided in this Section 8. With respect to the continuation of such benefits, Executive (or such Beneficiaries) shall also be paid by the Employer an amount which, after federal, state, local or other income or other taxes on such amount, shall reimburse Executive (or his Beneficiaries) for any additional tax liabilities incurred by Executive (or any such Beneficiary) by reason of the receipt of such benefits after the termination of, rather than during the term of his employment under this Agreement.

          (e) Mitigation; Certain Reductions in Benefits.  In the event of
              ------------------------------------------
termination of Executive's employment pursuant to this Section 8, Executive shall have no duty to seek other employment or otherwise mitigate the Employer's obligations hereunder. However, the Employer and Executive agree that if Executive receives any income for services rendered by Executive to persons or entities other than the Employer or any of its subsidiaries during or with respect to any period prior to the Section 8 Termination of Benefits Date, the amounts payable by the Employer with respect to any month during such month period shall be reduced by an amount equal to one hundred per cent (100%) of the income received by Executive for services rendered with respect to such month and, if such income received by Executive with respect to any month during
such                      month period exceeds the amounts payable by the
Employer with respect to such month, such excess shall be carried forward to reduce the obligation of the Employer to pay Executive pursuant to Section 8 with respect to any subsequent month. In addition, if Executive receives any benefits of the kind referred to in clause (iii) of Section 8(c) that are attributable to services rendered by Executive to persons or entities other than the Employer or any of its subsidiaries, such benefits shall be applied to reduce the Employer's obligation to provide such benefits under clause (iii) of
Section 8(c) by having such successor be the primary provider of such benefits.

          (f) Notification of Other Employment; Accountings.  If Executive's
              ---------------------------------------------
employment is terminated pursuant to this Section 8, Executive shall give the Employer prompt written notice if Executive renders services to any person or entity other than the Employer or any of its subsidiaries at any time prior to the Section 8 Termination of Benefits Date. In addition, Executive shall provide to the Employer upon written request from time to time a certification from Executive as to the benefits provided to Executive and his dependents in connection with such services. If Executive's employment is terminated pursuant to this Section 8, then not later than thirty (30) days after each December 31 occurring prior to the second anniversary of the Section 8 Termination of Benefits Date, Executive shall account to the Employer with respect to all payments received by Executive which are required to be offset against payments by Employer pursuant to Section 8. If the Employer has paid amounts with respect to any year pursuant to Section 8 in excess of those to which Executive was entitled (after giving effect to the offsets provided above), Executive shall reimburse the Employer for such excess by the January 30 immediately following such year.

          9.   CHANGE IN CONTROL.
               -----------------

               (a) Effectiveness of Section.  If at any time during the term of
                   ------------------------
Executive's employment by the Employer pursuant to this Agreement, a Change in Control of the Employer (as hereinafter defined in this Section 9) shall occur, the provisions of this Section 9 shall become effective without any limitation on any other rights Executive may have hereunder. Sections (d) and (e) of this
Section 9 shall become ineffective with respect to such Change in Control on the third anniversary of the date on which such Change in Control occurs (the "Change in Control Date") unless Executive's employment has theretofore been terminated for any reason; provided, however, that if another Change in Control
                           --------  -------
occurs after such third anniversary, Sections 9(d) and (e) shall become effective once again with respect to such subsequent Change in Control. If Executive's employment so terminates prior to such third anniversary, the provisions of Sections 9(d) and (e) shall survive so long as Executive or his Beneficiaries are entitled to any benefits under this Agreement.

               (b) Definition of Change in Control.  For the purpose of this
                   -------------------------------
Agreement, a "Change in Control" shall mean:

                 (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock of the Employer (the "Outstanding Employer Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities"); provided, however, that for purposes of this
                              --------  -------
clause (i), the following acquisitions shall not constitute a Change in Control:
(w) any acquisition directly from the Employer, (x) any acquisition by the Employer, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Employer or any corporation controlled by the Employer or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (iii) of this Section 9(b); or

                (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a
                       --------  -------
director subsequent to the date hereof whose election, or nomination for election by the Employer's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                    (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Employer (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                     (iv) approval by the stockholders of the Employer of a complete liquidation or dissolution of the Employer.

                (c) Additional Termination Right.  If a Change in Control of the
                    ----------------------------
Employer shall occur, Executive shall have the right to terminate his employment with the Employer for any reason or no reason by written notice to the Employer given at any time during the thirty (30) day period commencing on the first anniversary of the Change in Control Date, and such termination shall be deemed to be termination for Good Reason pursuant to Section 8 hereof and shall thereby entitle the Executive to the benefits set forth in Section 9(e).

               (d) Certain Restrictions Following Change in Control.  If a
                   ------------------------------------------------
Change in Control of the Employer occurs, then the following provisions shall apply:

                 (i) the Employer shall not be entitled to reduce, terminate or adversely (from the Executive's point of view) affect, pursuant to the proviso to the second sentence of Section 4(e), any Additional Benefits which are described in Section 4(b) to which Executive shall thereafter be entitled even in connection with a reduction in such benefits applicable to all of the Employer's officers who are of a similar class and station as those of Executive;

                (ii) in addition to Executive's Base Salary, Executive shall be paid, for each Bonus Period ending prior to his Date of Termination, an annual bonus (an "Annual Bonus") in cash at least equal to 125% of Executive's Target Bonus Amount in effect on the Change in Control Date under the Short-Term Plan as in effect on the Change in Control Date; and

               (iii) all restricted stock, stock options, stock appreciation rights, Contingent Deferred Compensation and similar grants theretofore or thereafter made which are unvested shall immediately vest effective as of the Change in Control Date.

               (e) Provisions Applicable to Termination of Employment.  If a
                   --------------------------------------------------
Change in Control shall occur and Executive's employment is thereafter terminated by the Employer other than for Cause, or by Executive for Good Reason pursuant to Section 8 (including a termination under the authority granted in Section 9(c) hereof):

                 (i) Executive shall be entitled to the payments and benefits provided in Section 6 hereof;

                (ii) in lieu of the payments required by the provisions of clauses (i), (ii) and (vi) of Section 8(c) hereof the Employer shall pay to Executive in a lump sum in cash within ten (10) days after the Date of Termination (or such later date as Executive may elect) the aggregate of the following amounts:

                     (A) an amount equal to the product of (1) the higher of (y) 125% of Executive's Target Bonus Amount in effect on the Change in Control Date under the Short-Term Plan as in effect on the Change in Control Date or (z) 125% of Executive's Target Bonus Amount in effect on the Date of Termination under the Short-Term Plan as in effect on the Change in Control Date or under any other bonus plan then maintained by the Employer (such higher amount being referred to herein as the "Termination Bonus Amount"), multiplied by (2) a fraction, the numerator of which is the number of days that have elapsed in the current Bonus Period of the Employer through the Date of Termination and the denominator of which is 365;

                     (B) an amount equal to the product of three multiplied times the sum of (y) Executive's Base Salary as in effect on the Date of Termination plus (z) the Termination Bonus Amount for Executive; and

                     (C) with respect to each Performance Measurement Cycle that had commenced but had not been completed prior to such Date of Termination under the Long-Term Plan, an amount equal to the product of (1) the higher of (y) 125% of Executive's Target Cash Award for such Performance Measurement Cycle as in effect immediately prior to the Change in Control Date or (z) 125% of Executive's Target Cash Award for such Performance Measurement Cycle as in effect immediately prior such Date of Termination, multiplied by (2) a fraction, the denominator of which is the number of days in such Performance Measurement Cycle and the numerator of which is the number of days elapsing from the date such Performance Measurement Cycle commenced through such Date of Termination;

               (iii) the provisions of the second sentence of Section 8(e) and the last two sentences of Section 8(f) shall not be operative following a termination of Executive's employment pursuant to Section 8;

                (iv) the Employer shall reimburse Executive upon demand for up to an aggregate of Ten Thousand Dollars ($10,000) of fees and disbursements paid to Executive's legal, accounting, tax and financial advisors for services rendered by them to Executive in connection with or as a result of his termination of employment hereunder; and

                 (v) the Employer shall, at its sole expense as incurred, provide Executive with outplacement services the scope and provider of which shall be selected by Executive in his sole discretion.

               (f) Tax Gross Up.
                   ------------

                 (i) If any payments or other benefits under this Agreement or any other payments or benefits received or to be received by Executive in connection with or as a result of a Change in Control of the Employer, or Executive's termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Employer, or any person affiliated with the Employer ("Change in Control Payments"), will be subject to tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code," references to which shall be understood to include any successor statute and references to the applicable regulations under the Code as promulgated from time to time), or any comparable provision of state law or any similar tax that may hereafter be imposed ("Excise Tax"), the Employer shall pay at the times hereinafter specified in this Section 9(f) additional amounts (each a "Gross-Up Payment") such that the net amount retained by Executive, after withholding or payment of any Excise Tax on the Change in Control Payments and any federal, state and local income tax and Excise Tax upon the Gross-Up Payment shall be equal to the Change in Control Payments. Notwithstanding the foregoing provisions of this Section 9(f), if it shall be determined that Executive is entitled to a Gross-Up Payment, but that the Change in Control Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to Executive such that the receipt of Change in Control Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to Executive and the Change in Control Payments, in the aggregate, shall be reduced to an amount such that the receipt of Change in Control Payments would not give rise to any Excise Tax.

                (ii) For purposes of determining whether any of the Change in Control Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all Change in Control Payments shall be treated as "parachute payments" within the meaning of Section 28OG(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 28OG(b)(1) shall be treated as subject to the Excise Tax except to the extent that (in the opinion of tax counsel selected by the Employer's independent auditors and reasonably acceptable to Executive, which opinion shall be rendered at the Employer's sole expense and shall be reasonably acceptable to Executive and which opinion shall, once accepted by Executive, be binding on all parties) such Change in Control Payments do not constitute parachute payments, or such excess parachute payments are reduced pursuant to 28OG(b)(4)(B) of the Code, (ii) the counsel referred to in clause (i) of this sentence shall be entitled to request and rely, as to factual matters regarding the determinations called for therein, upon appraisals and valuations by experts acceptable to the Employer and Executive (and prepared at the Employer's expense) and (c) the value of any non-cash benefits or any deferred or contingent payment or benefit shall be determined by the Employer's independent auditors in accordance with the principles of Section 28OG(d)(3) and
(4) of the Code.

               (iii) For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at his highest marginal rate of federal income taxation on the Date of Termination, and state and local income taxes at his highest marginal rate of taxation in the applicable states and localities on the Date of Termination, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

                (iv) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, Executive shall repay to the Employer, promptly after the amount of such reduction in Excise Tax is finally determined, but no later than thirty days after his receipt of notice from the

Employer in reasonable detail requesting the same, the portion of the Gross-Up Payment attributable to such reduction, plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by him if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) and interest from the date of his receipt of the Change in Control Payments on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code (the "Applicable Rate"). For purposes of this Agreement, the final determination of any Excise Tax shall be deemed to have occurred at the audit level unless the Employer shall have elected to contest or requested that Executive contest the matter (with which Executive shall cooperate, and Executive agrees to notify the Employer promptly in the event of any audit of his applicable tax returns by any authority) in which case the final determination shall be the final decision by the appropriate governmental authority.

                 (v) In the event that the Excise Tax is finally determined to exceed the amount taken into account hereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Employer shall make an additional Gross-Up Payment, computed as provided in this
Section 9(f), in respect of the sum of such excess amount plus any interest payable by Executive to any tax authority with respect to such excess amount as an additional Change in Control Payment.

          10.  INDEMNITY.  To the extent permitted by applicable law and the By-
               ---------
Laws of the Employer (as from time to time in effect or if a Change in Control occurs, as in effect on the Change in Control Date) and without in any way impairing or affecting any rights to indemnification that Executive has by reason of any agreement to which he is a party as of the date hereof, the Employer shall:

               (a) indemnify Executive and hold him harmless for any acts or decisions made by him in good faith while performing services for the Employer;

               (b) use reasonable efforts to obtain coverage for him under liability insurance policies now in force or hereafter obtained during the term of his full time services under this Agreement (or, if a Change in Control occurs, as in effect on the Change in Control Date) covering the other officers or directors of the Employer; and

               (c) pay as incurred all expenses, including reasonable attorneys' fees and the amounts of court approved settlements, actually incurred by Executive in connection with the defense of any action, suit or proceeding, and in connection with any appeal thereon, which has been and/or may be brought against Executive by reason of Executive's services as an officer, director, employee or agent of the Employer or of any affiliate of the Employer.

          11.  CONFIDENTIALITY.  Executive agrees that he shall not divulge or
               ---------------
otherwise disclose, directly or indirectly, any trade secret or other confidential information concerning the business or policies of the Employer or any of its affiliates which he may have learned as a result of his employment during the term of this Agreement (including any extension thereof) or prior thereto as an employee, officer or director of the Employer or any of its affiliates, except to the extent such use or disclosure is (i) necessary to the performance of this Agreement and in furtherance of the Employer's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources or (iv) authorized by the Employer. The provisions of this Section 11 shall survive the suspension or termination, for any reason, of this Agreement.

          12.  ARBITRATION OF DISPUTES.  The provisions of Schedule II are
               -----------------------
incorporated herein by reference. In the event of any conflict between Schedule II and this Agreement, the terms of this Agreement shall prevail. Notwithstanding the pendency of any dispute or controversy, the Employer will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary, Annual Bonuses and awards under the Long-Term Plan) and continue Executive as a participant under all plans, policies, practices or programs in which Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with the procedures described in
Schedule II attached hereto. As used in Schedule II, the term "you" shall also mean, in the event of Executive's death, his designated beneficiaries, his personal representative or the executor or administrator of his estate. The provisions of this Section 12 shall survive the suspension or termination, for any reason, of this Agreement.

          13.  GENERAL PROVISIONS.
               ------------------

               (a) Notices.  Any notices provided for in this Agreement shall be
                   -------
sent to the Employer at 4900 Rivergrade Road, Irwindale, California, 91706,
Attention: Executive Vice President -- Legal, with a copy to the Chairman of the Compensation Committee of the Board at the same address, or to such other address as the Employer may from time to time in writing designate, and to Executive at such address as he may from time to time in writing designate (or his business address of record with the Employer in the absence of such designation). All notices shall be deemed to have been deposited as certified mail, return receipt requested, postage paid, or one (1) business day after they have been deposited as overnight mail, in either event properly addressed to the designated address of the party to receive the notice, or shall be deemed to have been given at the time receipt is acknowledged if given by any form of electronic communication. Any notice required or permitted to be given under this Agreement will be deemed given only when it is in fact received by the addressee.

               (b) Entire Agreement.  Any previous written or oral employment
                   ----------------
agreement between Executive and the Employer or any affiliate of the Employer is hereby canceled. Subject to the cancellation of any such employment agreement, the rights of Executive hereunder shall be in addition to, and not in substitution for or diminution of, the rights of Executive under any other written plan or agreement between the Employer and Executive which now exists or is hereafter made. Except for such other plans or agreements, if any, this Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements, written or oral.

               (c) Governing Law.  This Agreement will be governed by and
                   -------------
construed in accordance with the laws of the State of California.

               (d) Savings Clause.  Should this Agreement or any of its
                   --------------
provisions be in violation of applicable law, the Employer will take every possible action not in violation of applicable law to provide Executive with the economic benefits intended to be provided to him by this Agreement, or with the nearest economic equivalents thereto, and any provisions not in violation of applicable law shall, so far as possible, be given effect and shall not be affected by such violation. The invalidity or unenforceability of any provision or portion of this Agreement shall, so far as possible, not affect the validity or enforceability of the other provisions or portions of this Agreement.

               (e) No Assignments; Assumption by Successor.  This Agreement is
                   ---------------------------------------
personal to the Employer and to Executive and may not be assigned by either party without the written consent of the other. The Employer will require any successor (whether direct or indirect by purchase, merger, consolation or otherwise) to all or substantially all of the business and/or assets of the Employer to (i) expressly assume and agree to perform this Agreement in the same manner and the same extent the Employer would be required to perform it as if no such succession had taken place; and (ii) notify Executive of the assumption of this Agreement within ten (10) days of such assumption. Failure of the Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, "Employer" shall mean H.F. Ahmanson & Company and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. However, this Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, and distributees, devisees and legatees.

          (f) No Set-Off.  The Employer's obligation to make the payments
              ----------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right, or action which the Employer may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable, or benefits to be provided, to Executive under any of the provisions of this Agreement, and, except as expressly provided in Sections 5(b) and 8 hereof (in the case of Section 8, as the same may be modified by clause (iii) of Section 9(e)), such amounts shall not be reduced whether or not Executive obtains other employment.

          (g) No Constructive Waivers.  Either party's failure to enforce any
              -----------------------
provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          (h) Legal Fees and Expenses.  The Employer agrees to pay as incurred,
              -----------------------
to the full extent permitted by applicable law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. As used in this Section 13(h), the term "Executive" shall also mean, in the event of Executive's death, his designated beneficiaries, his personal representative, or the executor or administrator of his estate.

          (i) Withholdings.  The Employer may withhold from any amounts payable
              ------------
under this Agreement an amount sufficient to satisfy the minimum requirements set by applicable law to be withheld therefrom for withholding and payroll taxes.

          (j) No Oral Modifications.  No modification or waiver of any provision
              ---------------------
hereof will be binding or valid unless in writing and executed by both parties.

          (k) Legal Representation.  Executive acknowledges that he has been
              --------------------
given the opportunity to consult with counsel of his own choosing in connection with the negotiation and execution of this Agreement. Executive acknowledges that neither any attorney employed by the Employer or any outside counsel employed by the Employer (including, without limitation, Gibson, Dunn & Crutcher) in connection herewith has provided legal or other advice to Executive in connection with his negotiation or execution of this Agreement and that all such counsel have provided services in connection herewith solely to the Employer.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                              EMPLOYER:  H. F. AHMANSON & COMPANY


                              By:________________________________

                              EXECUTIVE:

                              Name:______________________________
                              Address:___________________________
                                      ___________________________
                                      ___________________________

                                   SCHEDULE I
                      SERVICES TO BE RENDERED BY EXECUTIVE



Position Title:

Name of Entity to Which
Services Are to be Rendered:

Position Reports to: